Exhibit 99.1

Amcor Appoints Stephen R. Scherger as Executive Vice President and Chief Financial Officer

Michael Casamento to return home to Australia to be closer to his family on a full-time basis; Will leave the Company as a result, remaining in an advisory role until 30 June 2026 to support transition

Company reaffirms Fiscal 2026 and first quarter Fiscal 2026 outlook

ZURICH, October 9, 2025 - Amcor plc (NYSE: AMCR; ASX: AMC), a global leader in consumer packaging and dispensing solutions for Nutrition, Health, Beauty and Wellness, announced the appointment of Stephen R. Scherger as Executive Vice President and Chief Financial Officer, effective November 10, 2025. Mr. Scherger succeeds Michael Casamento, who after ten years as Amcor’s Chief Financial Officer has decided to return home to Australia to be closer to his family on a full-time basis and will leave the Company as a result. Mr. Casamento will remain as an advisor to the Company until June 30, 2026, to help support a smooth transition.

Mr. Scherger brings more than 30 years of finance, operations and strategy experience in the packaging industry. Most recently, he served as Executive Vice President and Chief Financial Officer of Graphic Packaging since 2015, where he played a leading role in transforming Graphic Packaging into the world’s largest producer of fiber-based packaging, including supporting the integration and synergy realization for a number of large scale acquisitions. During his tenure, Graphic Packaging’s net sales more than doubled to nearly $9 billion and net income nearly tripled.

Amcor CEO Peter Konieczny commented, “On behalf of the Board, I’m pleased to welcome Steve to the Amcor team. His deep industry experience, unique understanding of the U.S. and global packaging markets and team-oriented leadership style make him a natural fit for Amcor. His proven track record of enhancing growth and profitability at lean, global businesses will further enhance Amcor’s ability to deliver near- and long-term value for customers and shareholders.”

“It is a privilege to join Amcor as CFO,” commented Scherger. “Amcor has established itself as a global leader and innovator in the packaging industry, especially after the Berry Global acquisition. I am honored and excited to join the team at this time and contribute to delivering the ongoing integration commitments, the identified portfolio optimization and driving long-term organic growth.”

Konieczny continued, “On behalf of the Amcor team, I’d like to thank Michael for more than a decade of service, which concludes with Amcor being better positioned than ever following our successful combination with Berry Global. His contributions and leadership have been outstanding and he has played a significant role in laying the foundation for years of success. We wish him all the best as he returns to Australia.”

Reaffirms Fiscal 2026 and First Quarter Fiscal 2026 outlook

Amcor reaffirmed its first quarter and fiscal year 2026 outlook, as provided in connection with fourth quarter and fiscal year 2025 financial results on August 14, 2025. The Company continues to expect Adjusted EPS of 80-83 cps, representing 12-17% constant currency growth, and Free Cash Flow of $1.8-1.9 billion for fiscal year 2026. For the first quarter, Amcor also expects Adjusted EPS to be within the previously announced 18-20 cps range.

About Stephen Scherger

From 2015 to 2025, Mr. Scherger served as Chief Financial Officer of Graphic Packaging (NYSE: GPK), a publicly traded provider of fiber-based packaging solutions to food, beverage, foodservice, and other consumer products companies. From 2014 to 2015 he served as Senior Vice President, Finance of Graphic Packaging and from 2012 to 2014, he served as Senior Vice President, Consumer Packaging of Graphic Packaging, where he had direct responsibility for a $2.1 billion business comprising approximately 6,000 employees and 28 manufacturing facilities. He spent the first 25 years of his career at MeadWestvaco, where he served in finance, operations and strategy roles of increasing responsibility, ultimately assuming the role of President of the company’s $1.3 billion Beverage and Consumer Electronics business. Mr. Scherger is a member of the Board of Directors of Middleby Corporation (NASDAQ: MIDD), serving as a member of the Audit Committee and Chair of the Compensation Committee.

About Amcor

Amcor is the global leader in developing and producing responsible consumer packaging and dispensing solutions across a variety of materials for nutrition, health, beauty and wellness categories. Our global product innovation and sustainability expertise enables us to solve packaging challenges around the world every day, producing a range of flexible packaging, rigid packaging, cartons and closures that are more sustainable, functional and appealing for our customers and their consumers. We are guided by our purpose of elevating customers, shaping lives and protecting the future. Supported by a commitment to safety, over 75,000 people generate $23 billion in annualized sales from operations that span over 400 locations in more than 40 countries.

NYSE: AMCR; ASX: AMC www.amcor.com | LinkedIn | YouTube

Cautionary Statement Regarding Forward-Looking Statements

Unless otherwise indicated, references to "Amcor," the "Company," "we," "our," and "us" in this document refer to Amcor plc and its consolidated subsidiaries. This document contains certain statements that are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like "believe," "expect," "target," "project," "may," "could," "would," "approximately," "possible," "will," "should," "intend," "plan," "anticipate," "commit," "estimate," "potential," "ambitions," "outlook," or "continue," the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors, provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor's business, including the ability to successfully realize the expected benefits of the merger of Amcor and Berry Global Group, Inc. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: risks arising from the integration of the Amcor and Berry Global Group, Inc., ("Berry Global") businesses as a result of the Merger completed on April 30, 2025 (the "Transaction"); risk of continued substantial and unexpected costs or expenses resulting from the Transaction; risk that the anticipated benefits of the Transaction may not be realized when expected or at all; risk that the Company's significant indebtedness may limit its flexibility and increase its borrowing costs; risk that the Merger related tax liabilities could have a material impact on the Company's financial results; changes in consumer demand patterns and customer requirements in numerous industries; risk of loss of key customers, a reduction in their production requirements, or consolidation among key customers; significant competition in the industries and regions in which we operate; an inability to expand our current business effectively through either organic growth, including product innovation, investments, or acquisitions; challenging global economic conditions; impacts of operating internationally; price fluctuations or shortages in the availability of raw materials, energy and other inputs, which could adversely affect our business; production, supply, and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract, develop, and retain our skilled workforce and manage key officer and employee transitions; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; physical impacts of climate change; significant disruption at key manufacturing facilities; cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information; failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier, and other data; rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the key operational risks we face; an inability to defend our intellectual property rights or intellectual property infringement claims against us; litigation, including product liability claims or litigation related to Environmental, Social, and Governance ("ESG") matters, or regulatory developments; increasing scrutiny and changing expectations from investors, customers, suppliers, and governments with respect to our ESG practices and commitments resulting in additional costs or exposure to additional risks; changing ESG government regulations including climate-related rules; changing environmental, health, and safety laws; changes in tax laws or changes in our geographic mix of earnings; and changes in trade policy, including tariff and custom regulations or failing to comply with such regulations. These risks and uncertainties are supplemented by those identified from time to time in our filings with the Securities and Exchange Commission (the "SEC"), including without limitation, those described under Part I, "Item 1A - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and as updated by our quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Presentation of non-GAAP information

Included in this release are measures of financial performance that are not calculated in accordance with U.S. GAAP, including adjusted earnings per share and adjusted free cash flow. In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the Company’s reporting segments and certain of the measures are used as a component of Amcor’s Board of Directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the Company. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort.  These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, certain tax related events, and difficulty in making accurate forecasts and projections in connection with the legacy Berry Global business given recency of access to all relevant information. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.